Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Zomedica Corp. (the “Company”) for the three month period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert Cohen, Chief Executive Officer of the Company, and Ann Marie Cotter, Chief Financial Officer of the Company, hereby certify, to the knowledge of the undersigned, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2021	By: /s/ Robert Cohen
Robert Cohen Chief Executive Officer (Principal Executive Officer)

Date: August 11, 2021	By: /s/ Ann Marie Cotter
Ann Marie Cotter Chief Financial Officer (Principal Financial Officer)

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.